EXHIBIT 99.2

SUBSCRIPTION AGREEMENT

Medusa Style Corporation
580 Hornby Street
Suite 210
Vancouver, British Columbia
Canada V6C 3B6

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Medusa Style Corporation (the "Company") at a price of $0.05 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that ______________ solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than _________________.

MAKE CHECK PAYABLE TO: SST ESCROW FOR MEDUSA STYLE CORPORATION

Executed this _____ day of ___________________, 2002.
__________________________________			___________________________________
__________________________________			Signature of Purchaser
_________________________________
Address of Purchaser
__________________________________
Printed Name of Purchaser
PLEASE ENSURE FUNDS ARE IN US DOLLARS
	X	$0.05	= US$
Number of Shares Purchased			Total Subscription Price
Form of Payment:	Cash:_______	Check #: ______________	Other: ________________
MEDUSA STYLE CORPORATION
By: ________________________________________
Title: ______________________________________